UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 2009


                               PLANGRAPHICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            COLORADO                      0-14273              84-0868815
 ------------------------------        -----------       ----------------------
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)      Identification Number)



               112 East Main Street
               Frankfort, Kentucky                            40601
               -------------------                            -----
     (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (720) 851-0716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   |_|  Written communications pursuant to Rule 425 under the Securities Act

   |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.        Entry into a Material Definitive Agreement.

         On January 14, 2009, the registrant, PlanGraphics, Inc., entered into a business loan in the amount of $30,000 with an unrelated entity, Nutmeg/Fortuna Fund LLLP (the "Holder"), in the form of a convertible debenture ("the Debenture"). The Debenture provides for an interest rate of 6% per annum with a maturity date of February 28, 2009. Proceeds of the Debenture were applied to certain critical working capital needs.

         The Debenture will be, in the event of default, convertible into common stock of the registrant if the default is not timely cured. The Debenture will be convertible in whole or in part at a conversion price of on the date of conversion at the lesser of $0.002 per share or fifty percent (50%) of the average closing price for the common stock on the five trading days immediately prior to the conversion date.

         Conversion of the Debenture into common stock of the registrant is limited and the Holder or its affiliates may not be the beneficial owner of more than 4.99% of the total number of shares of the registrant's common stock outstanding immediately after giving effect to the issuance of shares permitted upon conversion by the Holder. Upon not less than 61 days notice to the registrant, the Holder may increase or decrease this limitation.

         The Convertible Debenture is filed with this Current Report as Exhibit
4.1 and in the event of a difference between the descriptions herein and the text of Debenture, the text of the Debenture will be controlling.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         The Registrant issued a Convertible Debenture creating a financial obligation, as described in Item 1.01 herein the text of which is incorporated by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

         Item 1.01, is incorporated herein by reference.

         In the event default and an ensuing conversion of the Debenture into common stock of PlanGraphics, Inc., a total of 5,207,893 shares could be issued under the conversion limitation of 4.99% of the 99,158,706 shares of common stock presently outstanding after giving effect to the issuance of common stock permitted upon conversion of the Debenture by the Holder.

         In the event the entire Debenture were to be converted into common stock of PlanGraphics, Inc. without the conversion limitation noted above, based on the price of $0.002 per share in the Debenture, the Holder would receive a total of 15,000,000 shares of common stock in satisfaction of the principal amount. However, the total could be higher pursuant to the provision that the conversion price will be equal to the lesser of $0.002 or 50% of the average trading price for the five trading days immediately prior to the conversion date.

         Any shares to be issued in conversion of the Debenture will issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Appropriate restrictive legends will be affixed to any securities issued upon conversion of the Debenture.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.               Description
--------------------------------------------------------------------------------

    4.1           Convertible Debenture, dated January 14, 2009, by
                  PlanGraphics, Inc.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  January 14, 2009

                               PlanGraphics, Inc.


                                By:  /s/ Fred Beisser
                                     -------------------------------------------
                                     Frederick G. Beisser,
                                     Senior Vice President - Finance,
                                     Secretary, Treasurer and Principal
                                     Accounting Officer